POWER OF ATTORNEY

         Know all by these presents, that the undersigned hereby constitutes and appoints Bernard Zimmerman, Lloyd Frank and Richard A. Rubin, signing singly, his/her true and lawful attorney-in-fact to:

         (1) execute for and on behalf of the undersigned an Application for Access Code to File on EDGAR;

         (2) execute for and on behalf of the undersigned Schedules 13D and 13G pursuant to Sections 13(d) and 13(g), and Forms 3, 4 and 5 pursuant to Section 16(a), of the Securities Exchange Act of 1934 and the rules thereunder with respect to the undersigned's securities holdings in GVC Venture Corp. and any amendments to any such Schedules and Forms;

         (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Schedules 13D or 13G and any such Form 3, 4 or 5 and any amendments to any such Schedules and Forms and the filing thereof with the United States Securities and Exchange Commission and any other authority; and

         (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do personally, with full power of substitution, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13 and 16 of the Securities Exchange Act of 1934.

         This Power of Attorney shall remain in full force and effect until the earlier of the time (i) the undersigned is no longer required to file Schedule 13Ds or 13Gs or Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities of GVC Venture Corp. or (ii) the foregoing attorneys-in-fact receive a written revocation of this Power of Attorney.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of June, 2004.


                                             /s/ Conrad J. Gunther, Jr.
                                         --------------------------------
                                               Conrad J. Gunther, Jr.